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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                                    Current Report

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) - December 11, 1998




                                  GIANT GROUP, LTD.

                (Exact name of registrant as specified in its charter)



               DELAWARE                   1-4323             23-0622690
      (State or other jurisdiction      (Commission       (I.R.S. Employer
          of incorporation)             File Number)     Identification No.)



              9000 Sunset Boulevard, Los Angeles, California      90069
              (Address of principal executive offices)         (Zip Code)



     Registrant's telephone number, including area code - (310) 273-5678



            (Former name or former address, if changed since last report)




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          ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

               On December 11, 1998, Periscope Sportswear, Inc., a Delaware corporation ("Periscope"), merged with and into GIANT PS/Acq Corporation, a Delaware corporation ("Acquisition Corp.") and a newly-formed wholly-owned subsidiary of GIANT GROUP, LTD., a Delaware corporation ("GIANT"), in an all-stock transaction (the "Merger"). At the close of the Merger, Acquisition Corp., as the surviving corporation, changed its name to Periscope Sportswear, Inc.

               Periscope provides an extensive line of high-quality women's and children's clothing in the moderate price category to major retailers, primarily for sale under private labels.

               Pursuant to the Merger, the holders (the "Periscope Stockholders") of Periscope common stock immediately prior to the Merger are entitled to receive 953,093 shares of GIANT common stock, $.01 par value per share ("GIANT Common Stock"), subject to statutory appraisal rights. In addition, the Periscope Stockholders may receive in the aggregate up to an additional 225,000 shares of GIANT Common Stock based upon the level of pre-tax profits of Periscope exceeding $13 million for the fiscal year ending December 31, 1999.

               The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of December 4, 1998 (the "Merger Agreement"), as amended by an Amendment to Agreement and Plan of Merger, dated as of December 9, 1998 (the "Amendment to the Merger Agreement"). A copy of the Merger Agreement and the Amendment to the Merger Agreement are filed as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

               Upon the Merger, the GIANT Board of Directors was increased to six persons, and Glenn Sands, who was the principal Periscope Stockholder, became a member of the GIANT Board of Directors. He will continue as President and Chief Executive Officer of Periscope. Mr. Sands' employment term was extended to December 31, 2002.

               Immediately prior to the Merger and as a condition to the closing to the Merger, GIANT advanced funds to prepay Periscope's outstanding notes to BankBoston, N.A. and BancBoston Ventures, Inc. in an aggregate principal amount of approximately $16.5 million, plus accrued interest, and to pay down $9 million on the Periscope credit line from The CIT Group/Commercial Services, Inc.


          ITEM 5.  OTHER EVENTS

               As of December 4, 1998, GIANT entered into an Amendment to the Rights Agreement (the "Rights Agreement Amendment"), by and between GIANT and ChaseMellon Shareholder Services, L.L.C. ("Chase") (as successor to Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, which amended the Rights Agreement, dated as of January 4, 1996 (the "Rights Agreement"), by and between GIANT and Chase. The Rights Agreement Amendment amended the Rights Agreement to, among other things, exclude Glenn Sands from the definition of an "Acquiring Person" thereunder with respect to shares of GIANT Common Stock he was to acquire solely pursuant to the Merger Agreement. A copy of the Rights Agreement Amendment is filed as Exhibit 4 and is incorporated herein by reference.


          ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of Business Acquired

               Pursuant to paragraph (a)(4), the financial statements for the business acquired will be filed within 60 days of December 26, 1998, the date that this report was due to be filed.

          (b)  Pro Forma Financial Statements


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               Pursuant to paragraph (a)(4), the unaudited pro forma
          financial statements of GIANT giving effect to the Merger will be filed with 60 days of December 26, 1998, the date that this report was due to be filed.

          (c)  Exhibits

               2.1 Agreement and Plan of Merger, dated as of December 4, 1998, among GIANT, Acquisition Corp. and Periscope.

               2.2 Amendment to Agreement and Plan of Merger, dated December 9, 1998, among GIANT, Acquisition Corp. and Periscope.

               3    Certificate of Merger, dated December 11, 1998.

               4 Amendment to Rights Agreement, dated December 4, 1998, by and between GIANT and Chase.

               99   Press Release, dated December 14, 1998.


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                                      SIGNATURE


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        GIANT GROUP, LTD.



                                        By: /s/ William H. Pennington
                                           ---------------------------------
                                           Name:    William H. Pennington
                                                    Title:  Vice President



          Dated:  December 14, 1998


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                                    Exhibit Index
                                    -------------

               Exhibit             Description
               -------             -----------

               2.1 Agreement and Plan of Merger, dated as of December 4, 1998, among GIANT, Acquisition Corp. and Periscope.

               2.2 Amendment to Agreement and Plan of Merger, dated December 9, 1998, among GIANT, Acquisition Corp. and Periscope.

               3              Certificate of Merger, dated December 11,
                              1998.

               4 Amendment to Rights Agreement, dated December 4, 1998, by and between GIANT and Chase.

               99             Press Release, dated December 14, 1998.